UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William Myrick from the Board of Managers; Appointment of William Myrick as Executive Vice President of Sales

On March 1, 2018, William Myrick, an independent manager, member of the Audit Committee, and member and Chairman of the Nominating and Corporate Governance Committee and Compensation Committee of the board of managers (the “Board”) of Shepherd’s Finance, LLC (the “Registrant”), resigned from such positions. Mr. Myrick’s decision to resign from the Board and committees was not the result of any disagreement with the Registrant on any matter relating to the operations, policies or practices of the Registrant or its management.

Also on March 1, 2018, following Mr. Myrick’s resignation from the Board, the Board appointed Mr. Myrick to serve as the Registrant’s Executive Vice President of Sales. Mr. Myrick, age 56, was one of the Registrant’s independent managers from March 2012 until March 2018. He has been involved in lumber and building materials for over 35 years. From July 2012 through December 2017, Mr. Myrick was the CEO of American Builders Supply, a building material supplier to homebuilders, where he was responsible for all aspects of the management of that business. From January 2007 to July 2011, he held various executive officer positions with ProBuild Holdings, including, most recently, CEO, and was responsible for all aspects of the management of ProBuild’s business. From 1982 to January 2007, Mr. Myrick was with 84 Lumber Company, where he held positions including, most recently, Chief Operating Officer. Mr. Myrick served as a director of ProBuild from July 2010 to July 2011, and currently serves as a director of American Builders Supply, a position he has held since July 2012. He is a graduate of the Advanced Management Program from Harvard Business School.

Appointment of Kenneth R. Summers as Chairman of the Nominating and Corporate Governance Committee

On March 1, 2018, the Board appointed Kenneth R. Summers, one of the Registrant’s independent managers, a member of the Nominating and Corporate Governance Committee, the Compensation Committee, and the Loan Policy Committee of the Board, and Chairman of the Audit Committee of the Board, as Chairman of the Nominating and Corporate Governance Committee, to fill the vacancy left by Mr. Myrick’s resignation from that position.

Appointment of Eric A. Rauscher as Chairman of the Compensation Committee and Member of the Audit Committee

On March 1, 2018, the Board appointed Eric A. Rauscher, one of the Registrant’s independent managers and a member of the Nominating and Corporate Governance Committee and the Compensation of the Board, as Chairman of the Compensation Committee, to fill the vacancy left by Mr. Myrick’s resignation from that position. The Board also appointed Mr. Rauscher as a member of the Audit Committee of the Board.

Reduction in Size of the Board of Managers

On March 1, 2018, in accordance with the Registrant’s operating agreement, the Board decreased the size of the Board from four managers to three managers.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: March 6, 2018	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager